EXHIBIT B
Amended and Restated Joint Filing Statement
We, the undersigned, hereby express our agreement that the attached Schedule 13D is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934. This agreement may be terminated with respect to the obligations to jointly file future amendments to such statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof.
Dated: August 17, 2020

DELEK US HOLDINGS, INC.

By:	/s/ Avigal Soreq
Name: Avigal Soreq
Title: Executive Vice President and Chief Operating Officer

By:	/s/ Abigail Yates
Name: Abigail Yates
Title: Executive Vice President, General Counsel and Secretary

DELEK US ENERGY, INC.

By:	/s/ Avigal Soreq
Name: Avigal Soreq
Title: Executive Vice President and Chief Operating Officer

By:	/s/ Abigail Yates
Name: Abigail Yates
Title: Executive Vice President, General Counsel and Secretary

DELEK LOGISTICS SERVICES COMPANY

By:	/s/ Avigal Soreq
Name: Avigal Soreq
Title: Executive Vice President and Chief Operating Officer

By:	/s/ Abigail Yates
Name: Abigail Yates
Title: Executive Vice President, General Counsel and Secretary